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                                                                  Exhibit 3(ii)

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                                ALEXANDER'S, INC.

                          (As Amended on March 2, 2000)


                                    ARTICLE I

                            Meetings of Stockholders.

                  Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

                  Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or any Vice Chairman of the Board to be held on such date, and at such time and place within or without the State of Delaware as the Board of Directors, the Chairman of the Board or any Vice Chairman of the Board, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board or any Vice Chairman of the Board whenever stockholders owning not less than a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board or any Vice Chairman of the Board.


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                  Section 1.3   Notice of Meeting. Written notice, signed by the
Chairman of the Board or any Vice Chairman of the Board, and the Secretary or an Assistant Secretary, of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be delivered either personally or by mail, to each stockholder entitled to vote at such voting meeting not less than ten or more than fifty days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

                  Section 1.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where provided otherwise by statute.

                  Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.


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                  Section 1.6   Voting. Directors shall be chosen by a plurality
of the votes cast at the election, and, except where otherwise provided by statute, all other questions shall be determined by a majority of the votes cast on such question.

                  Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

                  Section 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse to or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                  Section 1.9 Written Consent in Lieu of Meeting. Whenever under the laws of the State of Delaware action required to be approved or consented to by stockholders may be so proved or consented to by unanimous or other written consent or approval without a meeting then such consent or approval shall be as effective as if made by the stockholders at a meeting.

                  Section 1.10 Advance Notice of Stockholder Proposals. The matters to be considered and brought before an annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as

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shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.10.

                  For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or
(iii) brought before the annual meeting in the manner specified in this Section
1.10 by any stockholder of the Corporation who was a stockholder of record at the time of giving the applicable Stockholder Notice referred to below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.10.


                  In addition to any other requirements under applicable law and the certificate of incorporation and by-laws of the Corporation, no nomination by any stockholder or stockholders of a person or persons for election as directors of the Corporation, and no other proposal by any stockholder or stockholders, shall be considered properly brought before the meeting unless notice of any such nomination or proposal (the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 120 nor more than 150 days prior to the first anniversary of the annual meeting for the preceding year; provided, however, that if the date of the meeting is advanced or delayed by more than 30 days from such anniversary date, such Stockholder Notice shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day

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following the day on which the date of such meeting is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), the information regarding each such person required by paragraphs
(a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and whether any such person or such stockholder has received any financial assistance, funding or other consideration from any other person in respect of the nomination (and the details thereof).

                  Any stockholder who gives a Stockholder Notice of any matter (not involving nominees for director) proposed to be brought before a meeting of stockholders shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material

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interest of such stockholder in the matter proposed (other than as a stockholder generally) and whether such stockholder has received any financial assistance, funding or other consideration from any other person in respect of the proposal (and the details thereof). As used herein, shares "beneficially owned" shall mean all shares which such person, or any of such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")), is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares of which such person, or any of such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions).

                  Notwithstanding anything in this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation not less than 130 days prior to the first anniversary date of the annual meeting for the preceding year, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.


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                  Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by this
Section 1.10 shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

                  For purposes of this Section 1.10, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                  In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.10. Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder and of the laws of the State of Delaware with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant

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to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation, if any, to elect directors under specified circumstances.

                  The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be considered and brought before a meeting has been duly given in the manner provided in this Section 1.10 and, if no so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

                                   ARTICLE II

                               Board of Directors

                  Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them) but in no event shall such number be less than three or more than the maximum number permitted by the Amended and Restated Certificate of Incorporation.

                  Section 2.2 Classification of Directors; Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, as provided in the Amended and Restated Certificate of Incorporation of the Corporation and herein. Commencing with the election of directors taking place at the 1975 meeting of the stockholders, the Board of

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Directors shall be divided into three classes, designated Classes, I, II and
III, respectively. The Board of Directors shall by resolution fix such classes as nearly equal in number as possible, and any increase or decrease in the number of directors from time to time shall be made in such a way as to preserve such equality as nearly as possible; provided, however, that with respect to the class of directors nominated for election for a term expiring in 1984, such class shall consist of only four persons. The term of office of one of the classes of directors shall expire each year. At the annual meeting of the stockholders held in 1975, Class I directors shall be elected with terms expiring at the 1976 annual meeting, Class II directors shall be elected with the terms expiring at the 1977 annual meeting and Class III directors shall be elected with terms expiring at the 1978 annual meeting. Upon expiration of the term of any class of directors, their successors shall be elected to hold office until the third succeeding annual meeting of stockholders. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected or until his earlier death, resignation or removal in the manner hereinafter provided.

                  Section 2.3 Nomination of Directors and Advance Notice Thereof. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation with respect to the right of holders of preferred stock or any other class of capital stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of the stockholders, or at any special meeting of the stockholders

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called for the purpose of electing directors, (a) by or at the direction of the
Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.3. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which (A) such notice of the date of the annual meeting is mailed or (B) such public disclosure of the date of the annual meeting is made, whichever first occurs, or (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the tenth day following the

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day on which (A) notice of the date of the special meeting is mailed or (B)
public disclosure of the date of the special meeting is made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and the beneficial owner, if any, on whose behalf such notice is made (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and the beneficial owner, if any, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings

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required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.3. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  Notwithstanding anything in this Section 2.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section
2.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.


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                  Section 2.4   Vacancies and Additional Directorships. If any
vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of the increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the directors then in office, though less than a quorum. Any director so chosen shall hold office until the next election of the class of directors for which such director shall have been chosen and until his successor shall have been elected or until his earlier death, resignation or removal in the manner hereinafter provided. If the whole Board shall resign, said Board, prior to their resignations, may elect their successors, who will take office upon such resignations.

                  Section 2.5 Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place or place or regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business. Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman of the Board, or any three directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director addressed to him at his residence or usual place of business, or

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shall be sent to him at such place by telegram, radio or cable, or telephoned or delivered to him personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting but, unless otherwise required by statute, the Amended and Restated Certificate of Incorporation of the Corporation or these By-Laws, need not state the purposes thereof. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable.
Whenever the laws of the State of Delaware authorize or permit directors to act other than at a meeting, including, but not limited to, acting through unanimous or other written consents, then such action shall be as effective as if taken by the directors at a meeting.

                  Section 2.6 Quorum. A majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or by these By-Laws.

                  Section 2.7 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board or any Vice Chairman of the Board. Any such resignation shall take effect at the time

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specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 2.8 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.4.

                  Section 2.9 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                             Committees of the Board

                  Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and

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may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these By-Laws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary thereof.

                  Section 3.2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of


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notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him at such place, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radio, cable or other writing. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings, and report the same to the Board of Directors when required.

                  Section 3.3 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority but not less than two of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time and until a quorum shall be present. Subject to the foregoing and other provisions of these By-Laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

                  Section 3.4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the

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Board or any Vice Chairman of the Board. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

                  Section 3.5 Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

                  Section 3.6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

                  Section 3.7 Compensation. Committee member shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity when receiving compensation therefor.

                  Section 3.8 Committees to Advise the Board of Directors. The Board of Directors may create, in addition to Committees of the Board as hereinbefore provided in this Article, one or more committees the sole function and responsibility of which shall be to make recommendations to the Board of Directors with respect to the management and operations of the Corporation. Such committees may be given such titles as may be deemed appropriate by the Board of Directors. Each such committee shall consist of two or more persons appointed by the Board of Directors, which persons shall be directors or officers of the Corporation. The Board of Directors may designate from among the members of each such committee a

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Chairman, a Vice Chairman and a Secretary. Such committees shall continue in existence at the pleasure of the Board of Directors, and the members of each such committee shall continue to serve as such at the pleasure of the Board of Directors.

                                   ARTICLE IV

                                    Officers

                  Section 4.1 Number. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairman of the Board, a Chief Executive Officer, a Vice President, a Secretary, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Sections 4.2 or 4.4.

                  Section 4.2 Vice Presidents and General Counsel. The officers of the Corporation may include one or more vice presidents who shall have such further titles and designations (including, without limitation, executive vice president, senior vice president, vice president--[with description of particular function or responsibility], and any combination of the foregoing) as the Board of Directors may from time to time determine. The Board of Directors may from time to time determine the seniority as amongst the vice presidents, in terms of either titles and designations or individuals at the time serving, or both. The officers of the Corporation may also include a General Counsel.

                  Section 4.3 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.4) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of

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the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.5 or shall have been removed in the manner provided in Section 4.6.

                  Section 4.4 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) to hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

                  Section 4.5 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer in the Office of the Chief Executive Officer. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

                  Section 4.6   Removal. Any officer specifically designated in
Section 4.1 or 4.2 may be removed at any time, either with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.4 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

                  Section 4.7 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular election or appointment to such office.

                  Section 4.8 The Chairman of the Board. The Chairman of the Board shall be elected from among the members of the Board of Directors. If present, he shall preside at all meetings of stockholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

                  Section 4.9 The Vice Chairman of the Board. The Vice Chairman of the Board or, if there shall be more than one, the Vice Chairmen, shall be elected from among the members of the Board of Directors. He or they, as the case may be, shall assist the Chairman of the Board. He or they, as the case may be, may sign with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he or they, as the case may be, shall report to the Board of Directors all matters within his or their, as the case may be, knowledge which the interests of the Corporation may require to be brought to their attention. He or they, as the case may be, shall also perform such other duties as are given to him or them, as the case may be, by these By-Laws or as from time to time may be assigned to him or them, as the case may be, by the Board of Directors.

                  Section 4.10 The Chief Executive Officer. The Chief Executive Officer shall perform such duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors. Subject to the overall authority of the Board of Directors, the Chief Executive Officer shall be the chief executive officer and the chief operating officer of the Corporation and shall have supervision of the day-to-day operations and administration of the Corporation. The Chief Executive Officer may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, the Chief Executive Officer shall report to the Board of Directors all matters within their knowledge which the interests of the Corporation may require to be brought to their attention.

                  Section 4.11 The Vice Presidents. The Vice Presidents shall perform such duties as are given to them by these By-Laws or as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, or the Chief Executive Officer and, in the order of their seniority, or in any other order as the Board of Directors may from time to time determine, shall, in the absence of the Chief Executive Officer, have all the powers of and be subject to all restrictions upon the Chief Executive Officer; and may sign, if so authorized, in the name of the Corporation, deeds, mortgages, bonds and other instruments.

                  Section 4.12 General Counsel. If there is a General Counsel, he shall be the chief legal officer of the Corporation. He shall perform such duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officers occupying the Office of the Chief Executive Officer.

                  Section 4.13  The Secretary. The Secretary shall:

                           (a) Record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

                           (b) Cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

                           (c) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                           (d) Be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

                           (e) See that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

                           (f) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

                           (g) Sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                           (h) In general, perform all duties incident to the office of the Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer.

                  Section 4.14 Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer) shall perform all the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board or any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer.

                  Section 4.15  The Treasurer. The Treasurer shall:

                           (a) Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                           (b) Cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such other banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 5.3 of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

                           (c) Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                           (d) Render to the Board of Directors or the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer;

                           (e) Cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

                           (f) Be empowered, from time to time, to require from the officers or agents of the Corporation, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

                           (g) Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuances of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                           (h) In general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer.

                  Section 4.16 Assistant Treasurers. At the request of the Treasurer or in his absence or disability the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer or other officer occupying the Office of the Chief Executive Officer or the Treasurer.

                  Section 4.17 Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                                    ARTICLE V

            Execution of Instruments and Deposits of Corporate Funds

                  Section 5.1 Execution of Instruments Generally. The Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, any officer occupying the Office of the Chief Executive Officer, any Vice Presidents, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agents or agent, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

                  Section 5.2 Borrowing. No loans or advances shall be obtained by or contracted for, by or behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances, may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, and any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

                  Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

                  Section 5.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

                  Section 5.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board or any Vice Chairman of the Board or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE VI

                                  Record Dates

                  Section 6.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                   ARTICLE VII

                                 Corporate Seal

                  Section 7.1 The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                  ARTICLE VIII

                                   Fiscal Year

                  Section 8.1 The fiscal year of the Corporation shall commence on January 1st and end on December 31st in each year.

                                   ARTICLE IX

                  Personal Borrowing by Directors and Officers

                  Section 9.1 No Director of officer of the Corporation shall borrow funds from the Corporation or from any subsidiary corporation of the Corporation by any manner or means whatsoever, and the Corporation shall not make any loans whatsoever to any Director or officer by any manner or means. Nothing contained in this Section, however, shall be deemed to prohibit the making or accepting of advances of reasonable sums for travel expenses in connection with the business of the Corporation or any subsidiary corporation, provided that such advances shall be accounted for promptly upon completion of the particular travel involved with respect to each such advance.

                                    ARTICLE X

                                   Amendments

                  Section 10.1 All By-Laws of the Corporation may be amended, altered or repealed, and new By-Laws may be made by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote cast at any annual or special meeting, or by the affirmative vote of a majority of the Directors cast at any regular or special meeting at which a quorum is present; provided, however, that the power to amend, alter or repeal Article IX of the By-Laws and this proviso is reserved exclusively to the stockholders.